                                   July 10, 1998



1225 Building, LLC                       VIA FACSIMILE AND OVERNIGHT UPS
Attn:  Thomas P. Brock, Manager
2595 Canyon Blvd., Suite 340
Boulder, Colorado  80302

            Re:  Exercise of Option to Purchase Premises
                 located at 1225 Ken Pratt Boulevard
                 (formerly 1225 Florida Avenue), Longmont, Colorado

Dear Ladies and Gentlemen:


     Pursuant to that certain Lease Agreement (the "Lease") dated July
16, 1993 by and between Staodyn, Inc., as tenant, and you, as landlord, concerning the premises more fully described in the Lease and commonly now known as 1225 Ken Pratt Boulevard (formerly known as 1225 Florida Avenue) in the City of Longmont, County of Boulder, State of Colorado (the "Premises"), Staodyn is hereby providing you its written notice that it is exercising its option to purchase the Premises as set forth in Section 20 of the Lease on or before July 10, 1999.

We anticipate examining title to the Premises shortly and will advise you if we encounter any title issues in the course of our examination. We will attempt to communicate with you during the course of preparing for closing to ensure as smooth a closing as possible.

As I am certain you are aware, Staodyn recently was acquired by Rehabilicare Inc., a Minneapolis-based company. Staodyn is now a wholly-owned subsidiary of Rehabilicare Inc. Accordingly, all further notices and communications regarding the Lease, including those related to Staodyn's purchase of the Premises, should be addressed to:

                 David Kaysen, CEO
                 Rehabilicare Inc.
                 1811 Old Highway 8
                 New Brighton, MN  55112


     Please feel free to call me should you have any questions in regards to Staodyn's intended purchase of the Property.

            Very truly yours,



            David B. Kaysen
            Chief Executive Officer

DBK/cr

July 10, 1998

Pendelton Construction Co.                     VIA OVERNIGHT UPS
c/o Dorisine Pendelton
1228 East 4th Avenue
Longmont, CO  80501

            Re:  Exercise of Option to Purchase Premises
                 located at 1225 Ken Pratt Boulevard
                 (formerly 1225 Florida Avenue), Longmont, Colorado

Dear Ladies and Gentlemen:


     Pursuant to that certain Lease Agreement (the "Lease") dated July 16, 1993 by and between Staodyn, Inc., as tenant, and you, as landlord, concerning the premises more fully described in the Lease and commonly now known as 1225 Ken Pratt Boulevard (formerly known as 1225 Florida Avenue) in the City of Longmont, County of Boulder, State of Colorado (the "Premises"), Staodyn is hereby providing you its written notice that it is exercising its option to purchase the Premises as set forth in Section 20 of the Lease on or before July 10, 1999.

We anticipate examining title to the Premises shortly and will advise you if we encounter any title issues in the course of our examination. We will attempt to communicate with you during the course of preparing for closing to ensure as smooth a closing as possible.

As I am certain you are aware, Staodyn recently was acquired by Rehabilicare Inc., a Minneapolis-based company. Staodyn is now a wholly-owned subsidiary of Rehabilicare Inc. Accordingly, all further notices and communications regarding the Lease, including those related to Staodyn's purchase of the Premises, should be addressed to:

                 David Kaysen, CEO

Rehabilicare Inc.
                 1811 Old Highway 8
                 New Brighton, MN  55112


     Please feel free to call me should you have any questions in regards to Staodyn's intended purchase of the Property.

                 Very truly yours,



                 David B. Kaysen
                 Chief Executive Officer